UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2024

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On April 22, 2024, the board of directors of Beyond Meat, Inc. (the “Company”) appointed Yi (Jevy) Luo, age 47, the Company’s Vice President, Corporate Controller, as principal accounting officer effective as of April 22, 2024. Upon Mr. Luo’s appointment as principal accounting officer, Lubi Kutua, the Company’s Chief Financial Officer and Treasurer and interim principal accounting officer, will no longer continue as interim principal accounting officer. Mr. Kutua will continue his duties as the Company’s Chief Financial Officer and Treasurer.
Before joining Beyond Meat, Mr. Luo served as Vice President, Corporate Controller at Herbalife International, Inc., a global health and wellness company, from July 2020 to April 2024. Prior to that, Mr. Luo served as Senior Controller—Global Operations Controller, Global Business Controller Leader from June 2018 to July 2020, and as North America Regional Controller, Finance Transformation Leader from July 2015 to June 2018, at The Chemours Company (NYSE: CC), a global chemistry company. Prior to that, Mr. Luo served as Global Business Controller from July 2012 to July 2015 and Manager, Reporting, Technical Accounting Policies and Procedures from August 2010 to July 2012 at E.I. du Pont de Nemours and Company (NYSE: DD), a multinational chemical company and in various roles at Deloitte & Touche, LLP from 2003 to 2010, most recently as Senior Manager. Mr. Luo received a BS in Naval Architectural and Industrial Engineering from Shanghai Jiao Tong University and an MBA, Corporate Finance and Accounting from Pennsylvania State University and holds an active license as a Certified Public Accountant in the State of Pennsylvania.
Mr. Luo’s annual base salary is $315,000 and Mr. Luo will have the opportunity to earn an annual bonus at a target amount of 35% of his base salary, pro-rated based on service for fiscal year 2024. Mr. Luo will also be paid a one-time sign-on cash bonus equal to $30,000, subject to pro-rata repayment in the event Mr. Luo’s employment is terminated for any reason prior to the one-year anniversary of his start date. Subject to the approval of the Human Capital Management and Compensation Committee of the Company’s board of directors (the “Compensation Committee”), Mr. Luo will be granted an option under the Company’s 2018 Equity Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock valued at $200,000 with a per share exercise price no less than the per share fair market value of the Company’s common stock on the grant date. The shares subject to the option will vest over four years with 25% vesting on the 12-month anniversary of Mr. Luo’s first day of employment and 1/36th of the balance vesting monthly thereafter, subject to Mr. Luo’s continuous service through each vesting date. The number of shares subject to the option will equal the option value divided by the grant date Black-Scholes value of the option, rounded up to the nearest whole number of shares. In addition, subject to the approval of the Compensation Committee, Mr. Luo will be granted a restricted stock unit award under the Plan covering shares of the Company’s common stock valued at $200,000 (“RSUs”). The RSUs will vest over four years with 25% vesting on the 12-month anniversary of Mr. Luo’s first day of employment and 1/12th of the balance vesting in quarterly installments thereafter, subject to Mr. Luo’s continuous service through each vesting date. The number of shares subject to the RSU award will equal the RSU value divided by the closing price of the Company’s common stock on the grant date, rounded up to the nearest whole number of shares.
Mr. Luo will enter into an Indemnification Agreement with the Company pursuant to which the Company may be required, among other things, to indemnify Mr. Luo for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There is no arrangement pursuant to which Mr. Luo was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family that would require disclosure under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: April 22, 2024